Filed Pursuant to Rule 424(b)(5)
File Nos. 333-256632 and 333-265844

PROSPECTUS SUPPLEMENT

(To Prospectus dated June 14, 2021)

37,037,039 Shares of Common Stock

Warrants to Purchase 37,037,039 shares of Common Stock

We are offering 37,037,039 shares of our common stock, par value $0.001 per share (the “Common Stock”), and warrants to purchase up to 37,037,039 shares of our Common Stock (and the shares of Common Stock issuable from time to time upon exercise of those warrants) in a registered direct offering to certain accredited investors pursuant to this prospectus supplement, the accompanying base prospectus and a securities purchase agreement with such investors. Each share of Common Stock sold in this offering will be accompanied by a warrant to purchase one share of our Common Stock at an exercise price of $1.75 per share. Each share of Common Stock and the accompanying warrant is being sold at a combined offering price of $1.35. Subject to certain ownership limitations, the warrants will be exercisable six months following the date of issuance, and the warrants will expire five and a half years after the initial issuance date. The shares of Common Stock and the warrants will be issued separately. We refer to the shares of Common Stock and the accompanying warrants to be issued in this offering, collectively, as the “securities.”

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “MMAT.” The closing price of our Common Stock on June 23, 2022, as reported by Nasdaq, was $1.91 per share. There is no established public trading market for the warrants and we do not intend to list the warrants on any national securities exchange or nationally recognized trading system.

We have retained Roth Capital Partners, LLC and A.G.P./Alliance Global Partners as our co-placement agents (collectively, the “Co-Placement Agents”) in connection with this offering. The Co-Placement Agents have no obligation to buy any of the securities from us or to arrange for the purchase or sale of any specific number or dollar amount of securities. We have agreed to pay the Co-Placement Agents the placement agent fees set forth in the table below, which assumes that we sell all of the securities we are offering. See “Plan of Distribution” beginning on page S-18 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves significant risks. See “Risk Factors” beginning on page S-7 of this prospectus supplement and on page 9 of the accompanying prospectus, as well as the information under the caption “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2021, as amended, the information under the caption “Risk Factors” in our Quarterly Report on Form 10-Q for the three months ended March 31, 2022, as amended, and under similar headings in the other documents incorporated by reference into this prospectus supplement and the accompanying base prospectus for a discussion of the factors you should carefully consider before investing in our Common Stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Offering price for Common Stock and associated warrants	$1.35	$50,000,000
Placement Agent fees(1)	$0.08	$3,000,000
Proceeds, before expenses, to us(2)	$1.27	$47,000,000

(1)

We have agreed to pay the Co-Placement Agents a cash fee of 6.0% of the aggregate gross proceeds raised in connection with the offering. We have also agreed to reimburse Roth Capital Partners, LLC for certain of its expenses as described under the “Plan of Distribution” on page S-18 of this prospectus supplement.

(2)	The amount of the offering proceeds to us presented in this table does not include proceeds from the exercise of the warrants issued in the offering.

Delivery of the shares of Common Stock and warrants will be made on or about June 28, 2022.

Roth Capital Partners	A.G.P.

The date of this prospectus supplement is June 27, 2022.

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. This document is in two parts. The first part is this prospectus supplement, which describes the terms of this offering and certain other matters and also adds to, updates or changes the information contained in the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The second part is the accompanying prospectus dated June 14, 2021 (included in our Registration Statement on Form S-3 (File No. 333-256632)), which provides more general information, some of which may not apply to this offering and some of which may have been supplemented or superseded by information in this prospectus supplement or documents incorporated or deemed to be incorporated by reference into this prospectus supplement that we filed with the SEC subsequent to the date of the accompanying prospectus. To the extent that there is any conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement. These documents contain important information you should consider when making your investment decision.

You should rely only on the information contained in this prospectus supplement, contained in the accompanying prospectus or incorporated herein or therein by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. We have not authorized anyone to provide you with any other information. The information contained in this prospectus supplement and the accompanying prospectus speaks only as of the date set forth on the cover page and may not reflect subsequent changes in our business, financial condition, results of operations and prospects.

We are not making offers to sell these securities in any jurisdiction in which an offer or solicitation is not authorized or permitted or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such an offer or solicitation. You should read this prospectus supplement, the accompanying prospectus, including any information incorporated by reference, and any free writing prospectus that we have authorized for use in connection with this offering, in their entirety before making an investment decision. You should also read and consider the information in the documents to which we have referred you in the sections entitled “Where You Can Find More Information” and “Information Incorporated by Reference” below.

We own or have rights to trademarks, trade names, or service marks that we use in conjunction with the operation of our business. Each trademark, trade name or service mark of any other company appearing in this prospectus supplement or the accompanying prospectus belongs to its holder. Use or display by us of other parties’ trademarks, trade names or service marks is not intended to and does not imply a relationship with, or endorsement or sponsorship by us of, the trademark, trade name or service mark owner.

All references in this prospectus supplement or the accompanying prospectus to “Meta”, “Torchlight,” the “Company,” “we,” “us,” or “our” mean Meta Materials Inc. and our consolidated subsidiaries, unless we state otherwise or the context indicates otherwise.

PROSPECTUS SUMMARY

This summary highlights certain information about this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our shares of common stock. You should read this entire prospectus supplement and the accompanying prospectus carefully, including the risk factors contained in this prospectus supplement, the accompanying prospectus, our most recent Annual Report on Form 10-K, as amended, and subsequent Quarterly Report on Form 10-Q, as amended, and the financial statements and related notes thereto and other information incorporated by reference into this prospectus supplement and in the accompanying prospectus.

Company Overview

The Company is a developer of high-performance functional materials and nanocomposites.

The Company has generated a portfolio of intellectual property and is now moving toward commercializing products at a performance and price point combination that we believe has the potential to be disruptive in multiple market verticals. The Company’s platform technology includes holography, lithography, and medical wireless sensing. The underlying approach that powers the Company’s platform technologies comprises advanced materials, metamaterials and functional surfaces. These materials include structures that are patterned in ways that manipulate light, heat, and electromagnetic waves in unusual ways. The Company’s advanced structural design technologies and scalable manufacturing methods provide a path to broad commercial opportunities in aerospace and defense, automotive, energy, healthcare, consumer electronics, and data transmission.

Controlling light, heat, electricity, and radio waves have played key roles in technological advancements throughout history. Advances in electrical and electromagnetic technologies, wireless communications, lasers, and computers have all been made possible by challenging the understanding of how light and other types of energy naturally behave, and how it is possible to manipulate them.

Over the past 20 years, techniques for producing nanostructures have matured, resulting in a wide range of groundbreaking solutions that can control light, heat, and electromagnetic waves at very small scales. Some of the areas of advancement that have contributed to these techniques are photonic crystals, nanolithography, plasmonic phenomena and nanoparticle manipulation. From these advances, a new branch of material science has emerged – metamaterials. Metamaterials are composite structures, consisting of conventional materials such as metals and plastics, which are engineered by scientists to exhibit new or enhanced properties relating to reflection, refraction, diffraction, filtering, conductance and other properties that have the potential for multiple commercial applications.

A metamaterial typically consists of a multitude of structured unit nano-cells that are comprised of multiple individual elements. These are referred to as meta-atoms. The individual elements are usually arranged in periodic patterns that, together, can manipulate light, heat, or electromagnetic waves. Development strategies for metamaterials and functional surfaces focus on structures that produce unusual and exotic electromagnetic properties by manipulating light and other forms of energy in ways that have never been naturally possible. They gain their properties not as much from their composition as from their exactingly designed structures. The precise shape, geometry, size, orientation, and arrangement of these nanostructures affect the light and other electromagnetic waves to create material properties that are not easily achievable with conventional materials.

The Company has many product concepts currently in various stages of development with multiple potential customers in diverse market verticals. The Company’s business model is to co-develop innovative products or applications with industry leaders that add value. This approach enables the Company to understand market dynamics and ensure the relevance and need for its products.

Merger with Torchlight

On December 14, 2020, we (formerly known as “Torchlight Energy Resources, Inc.” or “Torchlight”) and our subsidiaries, Metamaterial Exchangeco Inc. (formerly named 2798832 Ontario Inc.) and 2798831 Ontario Inc. (“Callco”), entered into an Arrangement Agreement (the “Arrangement Agreement”) with Metamaterial Inc. (“MMI”), an Ontario corporation headquartered in Nova Scotia, Canada, to acquire all of the outstanding common stock of MMI by way of a statutory plan of arrangement (the “Arrangement”) under the Business Corporations Act (Ontario), on and subject to the terms and conditions of the Arrangement Agreement (the “Torchlight RTO”). On June 25, 2021, we implemented a reverse stock split, changed our name from “Torchlight Energy Resources, Inc.” to “Meta Materials Inc.” and changed our trading symbol from “TRCH” to “MMAT”. On June 28, 2021, following the satisfaction of the closing conditions set forth in the Arrangement Agreement, the Arrangement was completed.

On June 28, 2021, and pursuant to the completion of the Arrangement Agreement, we began trading on the Nasdaq Capital Market under the symbol “MMAT” while MMI common stock was delisted from the Canadian Securities Exchange (“CSE”). At the same time, Metamaterial Exchangeco Inc., a wholly owned subsidiary of ours, started trading under the symbol “MMAX” on the CSE. Certain previous shareholders of MMI elected to convert their common stock of MMI into exchangeable shares in Metamaterial Exchangeco Inc. These exchangeable shares, which can be converted into Common Stock of ours at the option of the holder, are similar in substance to our Common Stock and have been included in the determination of our outstanding Common Stock.

Corporate Information

Our principal executive offices are located at 1 Research Drive, Dartmouth, Nova Scotia B2Y 4M9 and our telephone number is (902) 482-5729. Our corporate website address is www.metamaterial.com. Our website and the information contained on, or that can be accessed through, the website will not be deemed to be incorporated by reference in, and is not considered part of, this filing. You should not rely on any such information in making your decision whether to purchase our common stock. We make available free of charge through our website our Annual Report on Form 10-K, as amended, Quarterly Reports on Form 10-Q, as amended, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act, as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The information contained in, or that can be accessed through, our website is not part of this prospectus.

Recent Developments

Suspension of At-The-Market Equity Program

On June 24, 2022, in connection with this offering, we terminated the offering of any securities pursuant to the prospectus supplement filed with the SEC on June 21, 2021 relating to the offer and sale of our Common Stock pursuant to the Amended and Restated Sales Agreement, by and between us and Roth Capital Partners, LLC (the “A&R Sales Agreement”). In accordance with the terms of the A&R Sales Agreement, we may offer and sell shares of our common stock having an aggregate offering price of up to $250,000,000 from time to time through Roth, acting as our sales agent, pursuant to at-the-market transactions (the “ATM”). As of June 24, 2022, the date of the ATM suspension, we had sold an aggregate of 16,185,805 shares of our common stock pursuant to the A&R Sales Agreement for aggregate gross proceeds of approximately $137.5 million. We will not make any sales of our common stock pursuant to the A&R Sales Agreement unless and until a new prospectus supplement is filed with the SEC; however, the A&R Sales Agreement remains in full force and effect.

Optodot Asset Purchase Agreement

On June 17, 2022, we entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”) to acquire substantially all of the assets and intellectual property, including 67 issued and 22 pending patents, of Optodot Corporation (“Optodot”) for an aggregate of $48,500,000 (the “Acquisition”), comprised of a mix of cash and shares of our Common Stock, subject to the terms and conditions of the Asset Purchase Agreement.

The closing of the transaction contemplated by the Asset Purchase Agreement occurred on June 22, 2022 (the “Optodot Acquisition”).

At the closing, we issued to Optodot (i) $3,500,000 in cash and (ii) 26,766,265 shares of our Common Stock, comprised of (A) 22,305,221 shares of our Common Stock, representing a number of shares of Common Stock equal to $37,500,000 divided by $1.68 (the volume weighted average price for the 20 trading days ending on June 21, 2022) and (B) 4,461,044 restricted shares of our Common Stock, which are subject to certain vesting milestones as set forth in the Asset Purchase Agreement, representing a number of shares of Common Stock equal to $7,500,000 divided by $1.68 (the volume weighted average price for the 20 trading days ending on June 21, 2022).

Under the Asset Purchase Agreement, we have agreed to file a registration statement with the SEC that registers the resale of the shares on behalf of Optodot and certain of its stockholders following the closing.

Plasma App Ltd. Acquisition

On March 31, 2022, we entered into an Agreement for the Sale and Purchase of the Entire Issued Share Capital of Plasma App Ltd. (the “PAL Purchase Agreement”), pursuant to which we agreed to purchase, subject to the terms and conditions of the PAL Purchase Agreement, all of the issued and outstanding equity of Plasma App Ltd., a private company limited by shares organized under the laws of England and Wales (“PAL”), from Dmitry Yarmolich and Dzianis Yarmolich (the “PAL Sellers”). PAL is the developer of PLASMAfusion™, a proprietary manufacturing platform technology, which enables high speed coating of any solid material on any type of substrate.

The closing of the transactions contemplated by the PAL Purchase Agreement occurred on April 1, 2022 (the “PAL Acquisition”).

At the closing, we issued to the PAL Sellers an aggregate of 9,677,419 shares of our Common Stock, representing a number of shares of Common Stock equal to $18,000,000 divided by $1.86 (the volume weighted average price for the ten trading days ending on March 31, 2022). Additionally, on the date that is 18 months after the date of the closing, we are obligated to issue to the PAL Sellers up to an additional 1,075,268 shares of Common Stock in the aggregate, representing a number of shares of Common Stock equal to $2,000,000 divided by $1.86 (the volume weighted average price for the ten trading days ending on March 31, 2022), subject to adjustment as provided in the PAL Purchase Agreement, including as a result of claims that may be brought by us pursuant to the PAL Purchase Agreement.

Pursuant to the PAL Purchase Agreement, we filed a registration statement with the SEC that registers the resale of the shares issued at the closing on behalf of the PAL Sellers, which was declared effective on June 10, 2022.

THE OFFERING

Common Stock offered by this prospectus supplement	37,037,039 shares of Common Stock

Warrants offered by this prospectus supplement	We are offering warrants to purchase up to 37,037,039 shares of Common Stock (and the shares of Common Stock issuable upon the exercise of the warrants). Each warrant will be exercisable for one share of our Common Stock at an exercise price of $1.75 per share, will be exercisable six months following the date of issuance and will have a term of five and a half years from the date of issuance. There is no established public trading market for the warrants and we do not expect a market to develop. In addition, we do not intend to list the warrants on the Nasdaq Capital Market, any other national securities exchange or any other nationally recognized trading system.

Offering Price per share and associated Warrant	$1.35

Common stock to be outstanding after this offering	360,788,086 shares of Common Stock.

Use of proceeds	We expect to receive net proceeds from this offering of approximately $46.5 million, after deducting placement agent fees and other expenses payable by us. We currently intend to use approximately $5.0 million of the proceeds from this offering for development costs associated with our oil and gas activities, including for certain development activities related to the Orogrande Project in Hudspeth County, Texas, and the remainder of the proceeds for working capital and general corporate purposes, including on-going operations and capital equipment.

Dividend policy	We do not anticipate paying any cash dividends on our Common Stock.

Nasdaq Capital Market symbol	Our Common Stock is listed on The Nasdaq Capital Market under the symbol “MMAT.”

Risk factors	Investing in our securities involves significant risks. You should read the “Risk Factors” section of this prospectus supplement and in the documents incorporated by reference in this prospectus supplement for a discussion of factors to consider before deciding to purchase our securities.

Unless we indicate otherwise, all information in this prospectus is based on 286,927,265 shares of Common Stock, issued and outstanding as of March 31, 2022 and excludes as of that date:

•

27,505,109 shares of our Common Stock issuable upon the exercise of outstanding stock options under our 2021 Equity Incentive Plan (the “2021 Plan”), at a weighted-average exercise price of $0.78 per share;

•	4,132,278 shares of our Common Stock issuable upon the vesting of restricted stock units under our 2021 Plan;

•	3,647,026 shares of our Common Stock issuable upon the redemption of deferred stock units under our 2021 Plan;

•	2,583,779 shares of our Common Stock issuable upon the exercise of outstanding warrants, at a weighted-average exercise price of $4.79 per share;

•	26,766,265 shares of our Common Stock issued upon the closing of the Optodot Acquisition after March 31, 2022;

•	9,677,419 shares of our Common Stock issued upon the closing of the PAL Acquisition after March 31, 2022; and

•	24,090,947 shares of our Common Stock reserved for future issuance under the 2021 Plan.

Unless we specifically state otherwise, all information in this prospectus supplement assumes that the warrants offered hereby are not exercised.

RISK FACTORS

Any investment in our securities involves a high degree of risk. Investors should carefully consider the risks described below and all of the information contained in this prospectus supplement and the accompanying prospectus and incorporated by reference herein and therein, including from our most recent Annual Report on Form 10-K, as amended, and subsequent Quarterly Reports on Form 10-Q, as amended, as well as any amendment or update to our risk factors reflected in subsequent filings with the SEC before deciding whether to purchase the securities offered hereby. Our business, financial condition, results of operations and prospects could be materially and adversely affected by these risks if any of them actually occur. The risks and uncertainties described below are not the only ones we face. Additional risks not currently known to us or other factors not perceived by us to present significant risks to our business at this time also could adversely affect our business, operating results and financial conditions, as well as adversely affect the value of an investment in our securities. This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks we face as described below and elsewhere in this prospectus supplement.

Risks Related to this Offering

You will experience immediate and substantial dilution as a result of this offering and may experience additional dilution in the future.

You will incur immediate and substantial dilution as a result of this offering. See “Dilution.” In addition, in the past, we issued options and warrants to acquire shares of Common Stock. To the extent these securities are ultimately exercised, you will sustain additional future dilution. In addition, exercise of the warrants that we issue in our past private placement transactions and the warrants to be issued in this offering, or exercise of other outstanding options or warrants, could result in there being a significant number of additional shares outstanding and dilution to our stockholders.

Because we will have broad discretion and flexibility in how the net proceeds from this offering are used, we may use the net proceeds in ways in which you disagree.

Our management will have broad discretion as to the application of the net proceeds of this offering and could use them for purposes other than those contemplated at the time of this offering. Our stockholders may not agree with the manner in which our management chooses to allocate and spend the net proceeds. Moreover, our management may use the net proceeds for corporate purposes, including for our oil and gas operations, that may not increase the market price of our Common Stock. The actual amounts and timing of our expenditures are within management’s discretion and may vary significantly depending on numerous factors such as the progress of our development and commercialization efforts and any unforeseen cash needs. Because we have broad discretion in determining how the proceeds of this offering will be used, you will be relying on the judgment of our management with regard to the use of these net proceeds, and you will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately

The price of our Common Stock may be volatile.

The market price of our Common Stock may fluctuate substantially. For example, from June 28, 2021, the date we completed our merger, through June 24, 2022, the market price of our Common Stock has fluctuated between $1.03 and $9.97 per share. The price of our Common Stock that will prevail in the market after this offering may be higher or lower than the price that you have paid, depending on many factors, some of which are beyond our control and may not be related to our operating performance. Stock market volatility may also adversely affect the trading price of our Common Stock. In the past, following periods of volatility in the market price of a company’s securities, stockholders have often instituted class action securities litigation against those companies. Such litigation, if instituted, could result in substantial costs and diversion of management attention and resources, which could significantly harm our profitability and reputation.

Future sales of substantial amounts of our Common Stock, or the possibility that such sales could occur, could adversely affect the market price of our Common Stock.

Future sales in the public market of our Common Stock, including shares offered by the prospectus supplement or shares issued in the Optodot Acquisition and PAL Acquisition or upon exercise of our outstanding stock options, warrants or convertible securities, or the perception by the market that these issuances or sales could occur, could lower the market price of our Common Stock or make it difficult for us to raise additional capital. As of June 23, 2022, we had 323,751,049 shares of Common Stock issued and outstanding, substantially all of which we believe may be sold publicly, subject in some cases to volume and other limitations, provisions or limitations in registration rights agreements, or prospectus-delivery or other requirements relating to the effectiveness and use of registration statements registering the resale of such shares.

In connection with this offering, our executive officers and directors entered into lock-up agreements with the Co-Placement Agents under which they have agreed, subject to specific exceptions not to sell, directly or indirectly, any shares of common stock without the permission of the Co-Placement Agents for a period of 90 days following the date of this prospectus. We refer to such period as the follow-on lock-up period. When the follow-on lock-up period expires, we and our securityholders subject to a lock-up agreement will be able to sell our shares in the public market. In addition, the Co-Placement Agents may, in their sole discretion, release all or some portion of the shares subject to lock-up agreements at any time and for any reason.

As of March 31, 2022, we had reserved for issuance 27,505,109 shares of our Common Stock issuable upon the exercise of outstanding stock options under our equity incentive plans at a weighted-average exercise price of $0.78 per share, 4,132,278 shares of our Common Stock issuable upon vesting of outstanding restricted stock units under our equity incentive plans and we had outstanding warrants to purchase 2,583,779 shares of Common Stock at a weighted average exercise price of $4.79 per share. Subject to applicable vesting requirements, upon exercise of these options or warrants or vesting of these restricted stock units, the underlying shares may be resold into the public market, subject in some cases to volume and other limitations or prospectus-delivery requirements pursuant to registration statements registering the resale of such shares. In the case of outstanding options or warrants that have exercise prices that are below the market price of our Common Stock from time to time, our stockholders would experience dilution upon the exercise of these options.

There is no public market for the warrants to purchase Common Stock being offered in this offering.

There is no established public trading market for the warrants being offered through this prospectus supplement, and we do not expect a market to develop. In addition, we do not intend to apply for listing of the warrants on any securities exchange. Without an active market, the liquidity of the warrants will be limited.

Holders of our warrants will have no rights as a common stockholder until such holders exercise their warrants and acquire our Common Stock, and will only have the rights provided in the warrants.

Until holders of the warrants acquire shares of our Common Stock upon exercise of the warrants, holders of the warrants will have no rights with respect to the shares of our Common Stock underlying such warrants, such as voting rights or right to receive dividends, and will only have the rights provided by the terms of the warrants. Upon exercise of the warrants, the holders thereof will be entitled to exercise the rights of a common stockholder only as to matters for which the record date occurs after the exercise date.

The warrants are speculative in nature.

There can be no assurance that the market price of our Common Stock will ever equal or exceed the exercise price of the warrants and consequently, there is no certainty that it will ever be profitable for holders of the warrants to exercise the warrants.

Our acquisition of Optodot and PAL involves a number of risks, including, among others, financial risks, integration risks, and risks associated with the reactions of customers and suppliers.

On June 22, 2022 and April 1, 2022, we completed the Optodot Acquisition and PAL Acquisition, respectively. In connection with the PAL Acquisition, PAL became our wholly owned subsidiary. The benefits we expect to realize from these acquisitions will depend, in part, on our ability to integrate each business and their respective assets successfully and efficiently.

We entered into the Asset Purchase Agreement with Optodot and the PAL Purchase Agreement with PAL, respectively, with the expectation that each of the Optodot Acquisition and PAL Acquisition, respectively, will result in various benefits to us, including certain new technology and operational efficiencies or synergies. To realize these anticipated benefits, the businesses and certain technologies of ours and Optodot and PAL, respectively, must be successfully integrated. These integrations may be complex and time consuming and may require substantial resources and effort. Our management may face significant challenges in consolidating our operations with the Optodot assets and PAL Acquisition, integrating the technologies, procedures, and policies, as well as addressing the different corporate cultures of the companies and retaining key personnel. If the businesses or technology are not successfully integrated, the anticipated benefits of the acquisitions may not be realized fully or at all or may take longer to realize than expected.

Our existing or prospective customers, licensees, suppliers and/or partners may delay, defer or cease purchasing products or services from or providing products or services to us, delay or defer other decisions concerning us, or otherwise seek to change the terms on which they do business with us. Any of the above could harm us, and thus decrease the benefits we expect to receive from either acquisition.

In addition, these acquisitions may also result in significant charges or other liabilities, including taxes, that could adversely affect our results of operations, such as cash expenses and non-cash accounting charges incurred in connection with the acquisition and/or integration of the business and operations of the Optodot assets and PAL, respectively, with ours. The amount and timing of these possible charges are not yet known. Further, our failure to identify or accurately assess the magnitude of certain liabilities we are assuming in the transactions could result in unexpected litigation or regulatory exposure, unfavorable accounting charges, unexpected increases in taxes due, a loss of anticipated tax benefits or other adverse effects on our business, results of operations, financial condition or cash flows.

Our business has been and may continue to be adversely affected by the COVID-19 pandemic.

The COVID-19 pandemic has affected our operations and may materially affect our business. In response to the pandemic, we have limited operations, including implemented work from home and social distancing policies. In addition, we risk a delay, default and/or nonperformance under our existing agreements arising from force majeure. The extent to which COVID-19 impacts our results will depend on future developments, which are highly uncertain and cannot be predicted, including new information which may emerge concerning the effectiveness and availability of the COVID-19 vaccines, among others.

In addition, COVID-19 has resulted in significant governmental measures being implemented to control the spread of the virus, including quarantines, travel restrictions, social distancing and business shutdowns. We have taken temporary precautionary measures intended to help minimize the risk of the virus to our employees, including temporarily allowing all employees to work remotely. We have already suspended non-essential travel worldwide for our employees and are discouraging employee attendance at other gatherings. These measures could negatively affect our business. For instance, temporarily requiring all employees to work remotely may induce absenteeism, disrupt our operations or increase the risk of a cybersecurity incident. COVID-19 has also caused volatility in the global financial markets and threatened a slowdown in the global economy, which may negatively affect our ability to raise additional capital on attractive terms or at all.

The extent to which COVID-19 may impact our business will depend on future developments, which are highly uncertain and cannot be predicted with confidence, such as the duration of the pandemic, the severity of

COVID-19 or the effectiveness of actions to contain and treat COVID-19, particularly in the geographies where we or our third party suppliers or contract manufacturers operate. We cannot presently predict the scope and severity of any potential business shutdowns or disruptions. If we or any of the third parties with whom we engage, however, were to experience shutdowns or other business disruptions, our ability to conduct our business in the manner and on the timelines presently planned could be materially and negatively affected, which could have a material adverse impact on our business and our results of operations and financial condition.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and our SEC filings that are incorporated by reference into this prospectus may contain or incorporate by reference forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), or the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995, and such statements are subject to the “safe harbor” created by those sections. These statements involve risks and uncertainties that may cause results to differ materially from those set forth in the statements. These statements are based on current plans, estimates and projections, and therefore, you are cautioned not to place undue reliance on them. These statements may discuss goals, intentions and expectations as to future plans, trends, events, results of operations or financial condition, or otherwise, based on current beliefs of our management, as well as assumptions made by, and information currently available to management. No forward-looking statement can be guaranteed, and our actual results could differ materially from those projected or discussed in our forward-looking statements for many reasons, including those risks. Given these uncertainties, readers should not place undue reliance on our forward-looking statements. These forward-looking statements speak only as of the date on which the statements were made and are not guarantees of future performance. These factors and the other cautionary statements made in this prospectus should be read as being applicable to all related forward-looking statements whenever they appear in this prospectus. Except as required by law, we assume no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Such factors may be amplified by global events such as the COVID-19 pandemic and the geopolitical tensions related to Russia’s actions in Ukraine and the potential impact on our business and the global economy. We disclaim any intention or obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

These statements relate to future events or our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about competition from larger and more established companies in our markets, our ability to successfully grow our business and legislative, regulatory and economic developments, including changing business conditions in the industries in which we operate and the economy in general as well as financial performance and expectations of our existing and prospective customers. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect our business described in filings that we make with the SEC from time to time, including our Annual Report on Form 10-K for the year ended December 31, 2021, as amended, and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, as amended, each of which is available on the SEC’s website at www.sec.gov, as well as factors discussed under the “Risk Factors” section of this prospectus. See “Where You Can Find More Information” beginning on page S-20 of this prospectus supplement.

Forward-looking statements are not historical facts, but rather are based on current expectations, estimates, assumptions, and projections about the business and future financial results of the metamaterials industry, and other legal, regulatory and economic developments. In some cases, you can identify forward-looking statements by terms such as “may,” “will,” “intend,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” “continue,” “likely,” and similar expressions (including their use in the negative) intended to identify forward-looking statements although not all forward-looking statements contain these identifying words. Actual results could differ materially from the results contemplated by these forward-looking statements due to a number of factors, including, but not limited to, those described in the documents we have filed with the SEC.

USE OF PROCEEDS

We estimate that the net proceeds from the offering will be approximately $46.5 million, after deducting the placement agent fees for this offering and estimated offering expenses payable by us and excluding any proceeds we may receive upon exercise of the warrants.

We currently intend to use approximately $5.0 million of the proceeds from this offering for development costs associated with our oil and gas activities that we acquired as part of the Arrangement Agreement with Torchlight, including for certain development activities related to the Orogrande Project in Hudspeth County, Texas, and the remainder of the proceeds for working capital and general corporate purposes, including on-going operations and capital equipment.

Pending the use of the net proceeds, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade securities.

DILUTION

If you invest in our securities, your interest will be diluted immediately to the extent of the difference between the offering price and the as adjusted net tangible book value per share of our Common Stock after this offering.

Our net tangible book value as of March 31, 2022 was approximately $52.7 million or $0.18 per share of Common Stock. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of Common Stock outstanding. Net tangible book value per share represents total tangible assets less total liabilities, divided by the number of shares of Common Stock outstanding as of March 31, 2022.

After giving effect to the sale of 37,037,039 shares of Common Stock and the warrants in this offering at an offering price of $1.35 per share, and after deduction of the placement agent fees for this offering and the estimated offering expenses payable by us, our pro forma as adjusted net tangible book value as of March 31, 2022, would have been approximately $99.2 million, or $0.35 per share. This represents an immediate increase in net tangible book value of $0.16 per share to existing stockholders and an immediate dilution in the pro forma as adjusted net tangible book value of $1.00 per share to purchasers of Common Stock in this offering.

The following table illustrates this calculation on a per share basis.

Offering price per share and warrant		$1.35
Net tangible book value per share as of March 31, 2022(1)	$0.18
Increase in net tangible book value per share attributable to this offering	$0.16

Pro forma as adjusted net tangible book value per share as of March 31, 2022, after giving effect to this offering		$0.35

Dilution in net tangible book value to new investors participating in this offering		$1.00

(1)	The calculation of net tangible book value as of March 31, 2022 is based on 286,927,265 shares of Common Stock issued and outstanding.

The calculation of pro forma net tangible book value is based on 286,927,265 shares of Common Stock outstanding as of March 31, 2022. Each calculation excludes the following:

•

27,505,109 shares of our Common Stock issuable upon the exercise of outstanding stock options under our 2021 Equity Incentive Plan (the “2021 Plan”), at a weighted-average exercise price of $0.78 per share;

•	4,132,278 shares of our Common Stock issuable upon the vesting of restricted stock units under our 2021 Plan;

•	3,647,026 shares of our Common Stock issuable upon the redemption of deferred stock units under our 2021 Plan;

•	2,583,779 shares of our Common Stock issuable upon the exercise of outstanding warrants, at a weighted-average exercise price of $4.79 per share;

•	26,766,265 shares of our Common Stock issued upon the closing of the Optodot Acquisition after March 31, 2022;

•	9,677,419 shares of our Common Stock issued upon the closing of the PAL Acquisition after March 31, 2022; and

•	24,090,947 shares of our Common Stock reserved for future issuance under the 2021 Plan.

Furthermore, we may choose to raise additional capital through the sale of equity or convertible debt securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. New investors will experience further dilution if any of our outstanding options or warrants are exercised, new options are issued and exercised under our equity incentive plans or we issue additional shares of Common Stock, other equity securities or convertible debt securities in the future.

DESCRIPTION OF SECURITIES

The shares of Common Stock and the Warrants (and the shares of Common Stock issuable upon the exercise of the Warrants) offered in this offering will be issued pursuant to a securities purchase agreement between the investors and us. We urge you to review the form securities purchase agreement and the form of Warrant, which will be included as exhibits to a current report on Form 8-K filed with the SEC in connection with this offering, for a complete description of the terms and conditions applicable to these securities.

The following brief summary of the material terms and provisions of the Warrants is subject to, and qualified in its entirety by, the form of Warrant.

Common Stock

The description of our Common Stock is incorporated by reference to Exhibit 4.6 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 2, 2022, as amended on May 2, 2022.

Warrants

The material terms and provisions of the Warrants being offered pursuant to this prospectus supplement and the accompanying prospectus are summarized below. This summary is subject to and qualified in its entirety by the form of Warrant, which will be provided to the investors in this offering and will be filed with the SEC on a current report on Form 8-K in connection with this offering.

General Terms of the Warrants. The Warrants to be issued in this offering represent the rights to purchase up to an aggregate of 37,037,039 shares of Common Stock at an exercise price of $1.75 per share. Each Warrant will be exercisable six months from the date of issuance and will have a term of five and a half years from the date of issuance.

Exercise. Holders of the Warrants may exercise their Warrants to purchase shares of our Common Stock at any time prior to the expiration date by delivering (i) notice of exercise, appropriately completed and duly signed, and (ii) if such holder is not utilizing the cashless exercise provisions with respect to the Warrants, payment of the exercise price for the number of shares with respect to which the Warrant is being exercised. Warrants may be exercised in whole or in part, but only for full shares of Common Stock. We provide certain rescission and buy-in rights to a holder if we fail to deliver the shares of Common Stock issuable upon exercise of the Warrants by the date on which delivery of the stock certificate is required by the Warrant. With respect to the rescission rights, the holder has the right to rescind the exercise if the shares of Common Stock are not timely delivered to the holder in accordance with the terms of the Warrant. The buy-in rights apply if after the date on which delivery of the shares of Common Stock is required by the Warrant, the holder purchases (in an open market transaction or otherwise) shares of our Common Stock to deliver in satisfaction of a sale by the holder of the Warrant shares that the holder anticipated receiving from us upon exercise of the Warrant. In this event, we will:

•

pay in cash to the holder the amount, if any, by which (a) the holder’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (b) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver, but did not deliver, to the holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed; and

•

at the option of the holder, either (a) reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or (b) deliver to the holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder.

In addition, the Warrant holders are entitled to a “cashless exercise” option if, at the time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance or resale of the shares of Common Stock issuable upon exercise of the Warrants. This option entitles the Warrant holders to elect to receive fewer shares of Common Stock without paying the cash exercise price. The number of shares to be issued would be determined by a formula set forth in the Warrant.

The shares of Common Stock issuable on exercise of the Warrants will be, when issued and paid for in accordance with the Warrants, duly and validly authorized, issued and fully paid and non-assessable. We will authorize and reserve at least that number of shares of Common Stock equal to the number of shares of Common Stock issuable upon exercise of all outstanding Warrants.

Fundamental Transactions. If, at any time while this Warrant is outstanding, (i) we, directly or indirectly, in one or more related transactions effect any merger or consolidation, (ii) we, directly or indirectly, effect any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of our Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock or 50% or more of the voting power of the common equity of the Company, (iv) we, directly or indirectly, in one or more related transactions, effect any reclassification, reorganization or recapitalization of our Common Stock or any compulsory share exchange pursuant to which our Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) we, directly or indirectly, in one or more related transactions consummate a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another person, group of persons or entity that acquires more than 50% of the outstanding shares of our Common Stock (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the holder, the number of shares of Common Stock of the successor or surviving corporation or of the Company, if it is the surviving corporation, and/or any additional consideration (the “Alternate Consideration ”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which the Warrant is exercisable immediately prior to such Fundamental Transaction. In addition, in the event of a fundamental transaction which is approved by our board of directors, the holders of the warrants have the right to require us or a successor entity to redeem the warrant for cash in the amount of the Black-Scholes value of the unexercised portion of the warrant on the date of the consummation of the fundamental transaction. In the event of a fundamental transaction which is not approved by our board of directors, the holders of the warrants have the right to require us or a successor entity to redeem the warrant for the consideration paid in the fundamental transaction in the amount of the Black Scholes value of the unexercised portion of the warrant on the date of the consummation of the Fundamental Transaction.

Subsequent Rights Offerings. If, at any time while the Warrants are outstanding, we grant, issue or sell any Common Stock Equivalents (as such term is defined in the Warrant) or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the holders of the Warrants will be entitled to acquire those, upon terms applicable to such Purchase Rights, the aggregate Purchase Rights which the holder could have acquired if the holder had held the number of shares of Common Stock acquirable upon complete exercise of the Warrant (without regard to any limitations on exercise thereof, including without limitation, the beneficial ownership limitation).

Pro Rata Distributions. If, at any time while the Warrants are outstanding, we declare or make a dividend or other distribution of assets (or rights to acquire assets) to all holders of our Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (other than dividends or distributions subject to the Warrant) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the holder shall be entitled to participate in such Distribution to the same extent that the holder would have participated therein if the holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof, including without limitation, the beneficial ownership limitation).

Certain Adjustments. The exercise price and the number of shares of Common Stock purchasable upon the exercise of the Warrants are subject to adjustment upon the occurrence of specific events, including stock dividends, stock splits, combinations and reclassifications of our Common Stock.

Delivery of Shares. Upon the holder’s exercise of a Warrant, we will promptly, but in no event by that date that is the earliest of (i) two trading days, (ii) one trading day after delivery of the aggregate exercise price to the Company and (iii) the number of trading days comprising the standard settlement period after the delivery to us of the notice of exercise and provided that payment of the aggregate exercise price (other than in the case of a cashless exercise) is received within the earlier of (i) two trading days and (ii) the number of trading days comprising the standard settlement period following delivery of the notice of exercise, issue and deliver, or cause to be issued and delivered, the shares of Common Stock issuable upon exercise of the Warrant. In addition, we will, if the holder provides the necessary information to us, issue and deliver the shares electronically through The Depository Trust Corporation through its Deposit or Withdrawal at Custodian system (“DWAC”) or another established clearing corporation performing similar functions. If we fail for any reason to timely deliver to the investor the Warrant Shares, we will pay to the investor, in cash, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise, $10 per trading day (increasing to $20 per trading day on the third trading day after such liquidated damages begin to accrue) for each trading day after the trading day on which the Warrant shares were required to be delivered, until such Warrant shares are delivered or the investor rescinds such exercise.

Notice of Corporate Action. We will provide notice to holders of the Warrants to provide them with the opportunity to exercise their Warrants and hold Common Stock in order to participate in or vote on the following corporate events:

•

if we shall take a record of the holders of our Common Stock for the purpose of entitling them to receive a dividend or any other distribution in whatever form, or declare a special nonrecurring cash dividend on a redemption of Common Stock, or any warrant or right to subscribe for or purchase any shares of stock of any class or of any other right;

•

any reclassification of our capital stock or any consolidation or merger with, or any sale, transfer or other disposition of all or substantially all of our property, assets or business to, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property with, another corporation; or

•	a voluntary or involuntary dissolution, liquidation or winding up of our Company.

Limitations on Exercise. Subject to limited exceptions, a holder of Warrants will not have the right to exercise any portion of its Warrants if the holder, together with its affiliates, would beneficially own in excess of 4.99% (or, 9.99% at the election of the holder prior to issuance) of the number of shares of our Common Stock outstanding immediately after giving effect to such exercise, provided that the holder may increase or decrease the beneficial ownership limitation, provided that such beneficial ownership limitation in no event exceeds 9.99%. Any increase in the beneficial ownership limitation shall not be effective until 61 days following notice of such change to us.

PLAN OF DISTRIBUTION

Roth Capital Partners, LLC and A.G.P./Alliance Global Partners have agreed to act as placement agents in connection with this offering subject to the terms and conditions of the amended and restated placement agency agreement dated June 27, 2022. A.G.P./Alliance Global Partners has agreed to act as a co-placement agent in connection with this offering. The placement agents are not purchasing or selling any of the securities offered by this prospectus supplement, nor are they required to arrange the purchase or sale of any specific number or dollar amount of shares of our common stock or warrants, but have agreed to use their reasonable best efforts to arrange for the sale of all of the securities offered hereby. The placement agents may engage one or more sub-placement agents or selected dealers to assist with the offering. Therefore, we will enter into a securities purchase agreement directly with institutional investors in connection with this offering. The placement agency agreement does not give rise to any commitment by the placement agents to purchase any of our securities, and the placement agents will have no authority to bind us by virtue of the placement agency agreement.

We will deliver the securities being issued to the investors upon receipt of investor funds for the purchase of the securities offered pursuant to this prospectus supplement. We expect to deliver the securities being offered pursuant to this prospectus supplement on or about June 28, 2022.

Fees and Expenses

We have agreed to pay the placement agents a cash fee equal to 6.0% of the aggregate purchase price of the securities sold in this offering. The following table shows the per share and warrant and total cash placement agents’ fees we will pay to the placement agents in connection with the sale of the securities offered pursuant to this prospectus supplement and the accompanying prospectus.

	Per Share and Warrant	Total
Public offering price	$1.35	$50,000,000
Placement Agents’ fees payable by us	$0.08	$3,000,000
Proceeds, before expenses, to us	$1.27	$47,000,000

Subject to certain conditions, we also have agreed to reimburse all reasonable out-of-pocket expenses of Roth Capital Partners, LLC in connection with this offering, including but not limited to the reasonable fees of legal counsel, not to exceed $125,000. We estimate that the total expenses of the offering payable by us, excluding the placement agent fees and expenses will be approximately $407,500.

The placement agents may be deemed to be underwriters within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by them and any profit realized on the resale of the securities sold by them while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As underwriters, the placement agents would be required to comply with the requirements of the Securities Act and the Exchange Act. These rules and regulations may limit the timing of purchases and sales of shares by the placement agents acting as principal. Under these rules and regulations, the placement agents:

•	may not engage in any stabilization activity in connection with our securities; and

•

may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

We have agreed to indemnify the placement agents and specified other persons against some civil liabilities, including liabilities under the Securities Act, and the Exchange Act, and to contribute to payments that the placement agents may be required to make in respect of such liabilities.

Lock-Up Agreements

Each of our officers and directors have agreed with the placement agents to be subject to a lock-up period of 90 days following the closing date of this offering. This means that, during the applicable lock-up period, we may not offer for sale, contract to sell, or sell any shares of our common stock or any securities convertible into, or exercisable or exchangeable for, shares of our common stock subject to certain customary exceptions. The placement agents may, in their sole discretion and without notice, waive the terms of any of these lock-up agreements. Under the securities purchase agreement, and subject to certain exceptions, we have agreed not to (i) enter into any agreement to issue or announce the issuance or proposed issuance of any common stock or common stock equivalents, or (ii) file any registration statement or amendment or supplement thereto, for a period of 90 days following the closing date of this offering. In addition, subject to certain exceptions, we have agreed to not issue any securities that are subject to a price reset based on the trading prices of our common shares or upon a specified or contingent event in the future, or enter into any agreement to issue securities at a future determined price for a period of six months following the closing date of this offering. The purchasers party to the securities purchase agreements may, in their sole discretion and without notice, waive the terms of the company lock-up agreement or such prohibition.

Leak-Out Agreements

In addition, each institutional investor in the offering has entered into a Leak-Out Agreement with the Company (each, a “Leak-Out Agreement” and collectively, the “Leak-Out Agreements”) wherein each investor who is party to a Leak-Out Agreement (together with certain of its affiliates) has agreed to not sell, dispose or otherwise transfer, directly or indirectly (including, without limitation, any sales, short sales, swaps or any derivative transactions that would be equivalent to any sales or short positions), on any trading day from the public announcement of the offering and ending at 4:00 pm (New York City time) on July 25, 2022, shares of common stock, or shares of common stock underlying any common stock equivalents held by such investor on the date of the Leak-Out Agreements, including the warrant shares, in an amount more than the trading volume percentage set forth in each such Leak-Out Agreement. The aggregate trading volume percentage of all parties signing Leak-Out Agreements is 30% of the trading volume of the common stock on each trading day during the term of the Leak-Out Agreements. This restriction will not apply to any actual “long” (as defined in Regulation SHO promulgated under the Securities Exchange Act of 1934, as amended) sales by such investor (together with certain of its affiliates) at or above $2.00 or to any actual “long” sales of shares of common stock purchased in open market transactions by such investor (together with certain of its affiliates) during the restricted period. Further, this restriction will not apply to sales or transfers of any such shares of common stock in transactions which do not need to be reported on the Nasdaq consolidated tape so long as the purchaser or transferee executes and delivers a Leak-Out Agreement.

Listing

Our Common Stock is listed on The Nasdaq Capital Market under the symbol “MMAT.” The closing price of our Common Stock on June 23, 2022, as reported by Nasdaq, was $1.91 per share. There is no established public trading market for the warrants and we do not intend to list the warrants on any national securities exchange or nationally recognized trading system.

Transfer Agent

The transfer agent for our common stock is American Stock Transfer & Trust Company, LLC.

LEGAL MATTERS

Certain legal matters in connection with the securities offered hereby will be passed upon for us by Ballard Spahr LLP.

EXPERTS

The consolidated financial statements incorporated in this prospectus supplement by reference from Meta Materials Inc.’s Annual Report on Form 10-K for the year ended December 31, 2021, as amended, have been audited by KPMG LLP, our independent registered public accounting firm, as stated in its report included in such consolidated financial statements, and have been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 under the Securities Act, of which this prospectus supplement and the accompanying prospectus form a part. The rules and regulations of the SEC allow us to omit from this prospectus supplement certain information included in the registration statement. For further information about us and the securities we are offering under this prospectus supplement, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. With respect to the statements contained in this prospectus supplement regarding the contents of any agreement or any other document, in each instance, the statement is qualified in all respects by the complete text of the agreement or document, a copy of which has been filed as an exhibit to the registration statement.

We file annual, quarterly and current reports, proxy statements and other documents with the SEC electronically. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can access the electronic versions of these filings on the SEC’s website found at www.sec.gov.

We make available free of charge on our website our annual, quarterly and current reports, including amendments to such reports, as soon as reasonably practicable after we electronically file such material with, or furnish such material to, the SEC. Please note, however, that we have not incorporated any other information by reference from our website, other than the documents listed under the heading “Information Incorporated by Reference” below.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference information that we file with it. Incorporation by reference allows us to disclose important information to you by referring you to those other documents. The information incorporated by reference is an important part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede information contained in this prospectus supplement. We incorporate by reference the documents listed below that we have previously filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2021, filed with the SEC on March 2, 2022, as amended on May 2, 2022;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2022, filed with the SEC on May 10, 2022, as amended on June 1, 2022;

•	our Current Reports on Form 8-K, filed with the SEC on April 6, 2022 and June 17, 2022; and

•

the description of our common stock, par value $0.001 per share, contained in Exhibit 4.6 to our Annual Report on Form 10-K filed with the SEC on March 2, 2022, as amended on May 2, 2022, including any amendment or report filed for the purpose of updating such description.

In addition, all documents (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed in such forms that are related to such items unless such Form 8-K expressly provides to the contrary) subsequently filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act before the date our offering is terminated or completed are deemed to be incorporated by reference into, and to be a part of, this prospectus supplement and the accompanying prospectus.

We maintain a website at http://www.metamaterial.com. You may access our definitive proxy statements on Schedule 14A, annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and periodic amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus.

Any statement contained in this prospectus supplement and the accompanying prospectus, or any free writing prospectus provided in connection with this offering or in a document incorporated or deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus will be deemed to be modified or superseded for purposes of this prospectus supplement and the accompanying prospectus to the extent that a statement contained in this prospectus supplement and the accompanying prospectus, or any free writing prospectus provided in connection with this offering or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus supplement and the accompanying prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement and the accompanying prospectus.

We will provide to each person, including any beneficial holder, to whom a prospectus supplement is delivered, at no cost, upon written or oral request, a copy of any or all of the information that has been incorporated by reference in the prospectus supplement but not delivered with the prospectus supplement. You should direct any requests for documents to:

Meta Materials Inc.

1 Research Drive

Dartmouth, Nova Scotia B2Y 4M9

(902) 482-5729

Prospectus

Torchlight Energy Resources, Inc.

$250,000,000

COMMON STOCK

PREFERRED STOCK

WARRANTS

UNITS

RIGHTS

We may offer and sell the following securities from time to time in one or more classes or series and in amounts, at prices and on terms that we will determine at the time of the offering, with an aggregate offering price not to exceed $250,000,000:

•	shares of common stock;

•	shares of preferred stock;

•	warrants;

•	units consisting of combinations of any of the foregoing; and/or

•	rights to purchase any of the foregoing.

This prospectus provides you with a general description of these securities. Each time we will offer and sell them, we will provide their specific terms in a supplement to this prospectus. Such prospectus supplement may add, update, or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as all documents incorporated by reference in this prospectus and any accompanying prospectus supplement, carefully before you invest in our securities. This prospectus may not be used to offer and sell securities, unless accompanied by a prospectus supplement.

We may offer the securities directly, through agents designated from time to time, to or through underwriters or dealers, or through a combination of these methods. If any agents or underwriters are involved in the sale of any of the securities, their names, and any applicable purchase price, fee, commission or discount arrangement between or among them, will be set forth, or will be calculable from the information set forth, in the applicable prospectus supplement. For more information on this topic, please see “Plan of Distribution.”

Our common stock is listed on the NASDAQ Capital Market under the symbol “TRCH.”

Investing in any of our securities involves risk. Please see the “Risk Factors” section below for a discussion of certain risks that you should consider in connection with an investment in the securities.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is June 14, 2021.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (“SEC”) using what is commonly referred to as a shelf registration process. Under this shelf registration process, we may offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we offer to sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement may also add, update, or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and a prospectus supplement, you should rely on the information provided in the prospectus supplement. This prospectus does not contain all of the information included in the registration statement. The registration statement filed with the SEC includes exhibits that provide more details about the matters discussed in this prospectus. You should carefully read this prospectus, the related exhibits filed with the SEC, and any prospectus supplement, together with the additional information described below under the heading “Where You Can Find Additional Information.”

You should rely only on the information contained, or incorporated by reference, in this prospectus and in any accompanying prospectus supplement. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer of the securities covered by this prospectus in any state where the offer is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement, and any other document incorporated by reference is accurate only as of the date on the front cover of the respective document. Our business, financial condition, results of operations, and prospects may have changed since those dates.

Under no circumstances should the delivery of this prospectus to you create any implication that the information contained in this prospectus is correct as of any time after the date of this prospectus.

Unless otherwise indicated, or unless the context otherwise requires, all references in this prospectus to “Torchlight,” “we,” “us,” and “our” mean Torchlight Energy Resources, Inc. and our consolidated subsidiaries. In this prospectus, we sometimes refer to the shares of common stock, shares of preferred stock, warrants, units and rights consisting of combinations of any of the foregoing collectively as the “securities.”

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC electronically. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. You can access the electronic versions of these filings on the SEC’s website found at www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is a part of the registration statement and does not contain all the information in the registration statement. Whenever a reference is made in this prospectus to a contract, agreement or other document, the reference is only a summary and you should refer to the exhibits that are filed with, or incorporated by reference into, the registration statement for a copy of the contract, agreement or other document. You may review a copy of the registration statement on the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The rules of the SEC allow us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to that information. The information incorporated by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede that information. We incorporate by reference the documents listed below:

•	our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, filed with the SEC on March 18, 2021;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2021, filed with the SEC on May 14, 2021;

•	our Definitive Proxy Statement on Schedule 14A (for the 2021 special meeting of stockholders), filed with the SEC on May 7, 2021;

•

our Current Reports on Form 8-K, filed with the SEC on January 6, 2021, January  13, 2021, January  14, 2021, January  22, 2021, January  25, 2021, January  28, 2021, January  29, 2021, February  1, 2021, February  4, 2021, February  8, 2021, February  10, 2021, February  16, 2021, February  22, 2021, March  11, 2021, March  15, 2021, April 1, 2021 April  15, 2021, May  4, 2021, May  7, 2021 and May 25, 2021; and

•

the description of our common stock, par value $0.001 per share, contained in our registration statement on Form 8-A (Registration Statement No. 001-36247) filed with the SEC on December 13, 2013, including any amendment or report filed for the purpose of updating such description.

All documents filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding any information furnished pursuant to Item 2.02 or Item 7.01, or any corresponding information furnished under Item 9.01, on any Current Report on Form 8-K) after the date of the initial registration statement and prior to the effectiveness of the registration statement and after the date of this prospectus and prior to the termination of each offering under this prospectus shall be deemed to be incorporated in this prospectus by reference and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated, or deemed to be incorporated, by reference in this prospectus shall be deemed modified, superseded, or replaced for purposes of this prospectus to the extent that a statement contained in this prospectus or in any subsequently filed document that also is, or is deemed to be incorporated, by reference in this prospectus modifies, supersedes, or replaces such statement. Any statement so modified, superseded, or replaced shall not be deemed, except as so modified, superseded, or replaced, to constitute a part of this prospectus.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon that person’s written or oral request, a copy of any or all of the information incorporated by reference in this prospectus (other than exhibits to those documents, unless the exhibits are specifically incorporated by reference into those documents). Requests should be directed to:

John A. Brda, President

Torchlight Energy Resources, Inc.

5700 W. Plano Parkway, Suite 3600

Plano, Texas 75093

Telephone: (214) 432-8002

Email: john@torchlightenergy.com

You also may access these filings on our website at www.torchlightenergy.com. We do not incorporate the information on our website into this prospectus or any supplement to this prospectus and you should not consider any information on, or that can be accessed through, our website as part of this prospectus or any supplement to this prospectus (other than those filings with the SEC that we specifically incorporate by reference into this prospectus or any supplement to this prospectus).

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including information included or incorporated by reference in this prospectus or any supplement to this prospectus, include “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. Forward-looking statements include, but are not limited to, statements regarding our or our management’s expectations, hopes, beliefs, intentions or strategies regarding the future and other statements that are other than statements of historical fact. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements in this prospectus and the documents incorporated by reference herein and therein are based upon various assumptions, many of which are based, in turn, upon further assumptions, including without limitation, management’s examination of historical operating trends, data contained in our records, and other data available from third parties. While we believe such third-party information is reliable, we have not independently verified any third-party information and our internal data has not been verified by any independent source. Although we believe that these assumptions were reasonable when made, because these assumptions are inherently subject to significant uncertainties and contingencies which are difficult or impossible to predict and are beyond our control, we cannot assure you that we will achieve or accomplish these expectations, beliefs or projections, which speak only as of the date on which they are made. As a result, you are cautioned not to place undue reliance on these forward-looking statements.

In addition to these important factors and matters discussed elsewhere herein and in the documents incorporated by reference herein, important factors that, in our view, could cause actual results to differ materially from those discussed in the forward-looking statements include among other things:

•

factors relating to the proposed business combination transaction with Metamaterial, Inc. (“Meta”) in connection with the Arrangement Agreement entered into on December 14, 2020 (and as amended subsequently), including without limitation: (1) the ability of the parties to consummate the arrangement, (2) risks that the conditions to the closing of the arrangement are not satisfied, including the risk that required approvals for the arrangement from governmental authorities or the stockholders of Torchlight are not obtained; (3) litigation relating to the arrangement; (4) unexpected costs, charges or expenses resulting from the arrangement; (5) risks that the proposed arrangement disrupts the current plans and operations of Torchlight and Meta; (6) the ability to realize anticipated benefits from the arrangement; (7) competition from larger and more established companies in the combined company’s markets; (8) the combined company’s ability to successfully grow following the closing of the arrangement; and (9) potential adverse reactions or changes to business relationships resulting from the completion of the arrangement;

•	our future operating or financial results;

•

our financial condition and liquidity, including our ability to pay amounts that we owe, obtain additional financing in the future to fund capital expenditures, acquisitions and other general corporate activities;

•	our ability to continue as a going concern;

•	our development of successful operations;

•	the speculative nature of oil and gas exploration;

•	the volatile price of oil and natural gas;

•	the demand for oil and natural gas which demand could be materially affected by the economic impacts of COVID-19;

•	the risk of incurring liability or damages as we conduct business operations due to the inherent dangers involved in oil and gas operations;

•	our ability to rely on strategic relationships which are subject to change;

•	the competitive nature of the oil and gas market;

•	changes in governmental rules and regulations; and

•

other factors listed from time to time in registration statements, reports or other materials that we have filed with or furnished to the SEC, including the information under the “Risk Factors” sections of our Annual Report on Form 10-K for the year ended December 31, 2020 and our Definitive Proxy Statement on Schedule 14A (for the 2021 special meeting of stockholders), which are incorporated by reference in this prospectus.

These factors and the other risk factors described in this prospectus and the documents incorporated by reference herein and therein are not necessarily all of the important factors that could cause actual results or developments to differ materially from those expressed in any of our forward-looking statements. Other unknown or unpredictable factors also could harm our results. Consequently, actual results or developments anticipated by us may not be realized or, even if substantially realized, that they may not have the expected consequences to, or effects on, us. Given these uncertainties, prospective investors are cautioned not to place undue reliance on such forward-looking statements.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. If one or more forward-looking statements are updated, no inference should be drawn that additional updates will be made with respect to those or other forward-looking statements.

THE COMPANY

Overview

We are an energy company engaged in the acquisition, exploration, exploitation and/or development of oil and natural gas properties in the United States. We are primarily focused on the acquisition of early-stage projects, the development and delineation of these projects, and then the monetization of those assets once these activities are completed.

Since 2010, our primary focus has been the development of interests in oil and gas projects we hold in the Permian Basin in West Texas. Presently, our primary interests include the Orogrande Project in Hudspeth County, Texas and the Hazel Project in the Midland Basin. In November 2020, we sold our interest in the project in Winkler County, Texas.

We employ a private equity model within a public platform, with the goal to (i) enter into a play at favorable valuations, (ii) “prove up” and delineate the play through committed capital and exhaustive geologic and engineering review, and (iii) monetize our position through an exit to public and private independents that can continue full-scale development.

In April 2018, we announced that we have commenced a process that could result in the monetization of the Hazel Project. Pursuant to our corporate strategy, in our opinion the development activity at the Hazel Project, coupled with nearby activities of other oil and gas operators, is indicative of this project having achieved a level of value that suggests monetization. We believe that the liquidity that would be provided from selling the Hazel

Project could be redeployed into the Orogrande Project. In August 2020, our subsidiaries entered into an option agreement with a third party (which was amended in September 2020 and in April 2021), under which, in exchange for satisfying certain drilling obligations, the third party has the option to purchase the entire Hazel Project by a date no later than September 30, 2021. The option to purchase the Hazel Project may never be exercised.

We are also currently marketing the Orogrande Project for an outright sale or farm in partner. These efforts are continuing.

We operate our business through our wholly owned subsidiaries, including Torchlight Energy, Inc., a Nevada corporation, (“TEI”), Hudspeth Oil Corporation, a Texas corporation, (“Hudspeth”), and Torchlight Hazel, LLC, a Texas limited liability company. We are in the process of winding up our subsidiaries Warwink Properties, LLC and Torchlight Energy Operating, LLC. We currently have four full-time employees and we employ consultants for various roles as needed.

Our principal executive offices are located at 5700 W. Plano Parkway, Suite 3600, Plano, Texas 75093. The telephone number of our principal executive offices is (214) 432-8002.

Arrangement Agreement with Metamaterial

On December 14, 2020, we and our newly formed subsidiaries, Metamaterial Exchangeco Inc. (“Canco”) and 2798831 Ontario Inc. (“Callco”), both Ontario corporations, entered into an arrangement agreement (the “Arrangement Agreement”) with Metamaterial Inc., an Ontario corporation headquartered in Nova Scotia, Canada (“Meta”). Under the Arrangement Agreement, Canco is to acquire all of the outstanding common shares of Meta by way of a statutory plan of arrangement under the Business Corporations Act (Ontario), or the Arrangement, on and subject to the terms and conditions of the Arrangement Agreement. The Arrangement Agreement was amended on February 3, 2021, March 11, 2021, March 31, 2021, April 15, 2021 and May 2, 2021.

The Arrangement Agreement provides that the Meta shareholders may elect to receive either shares of our common stock or shares of the capital stock of Canco, which are referred to as the Exchangeable Shares, in exchange for such holder’s Meta common shares, in each case based on an exchange ratio (the “Exchange Ratio”) to be determined based on the number of Meta common shares and shares of our common stock outstanding immediately prior to the effective time of the Arrangement (the “Effective Time”). After the Effective Time, each Exchangeable Share will be exchangeable by the holder for one share of the common stock of the combined company (subject to customary adjustments for stock splits or other reorganizations). In addition, we may require all outstanding Exchangeable Shares to be exchanged upon the occurrence of certain events and at any time following the seventh anniversary of the closing of the Arrangement. While outstanding, holders of Exchangeable Shares will be entitled to cast votes on matters for which holders of the common stock of the combined company are entitled to vote, and will be entitled to receive dividends economically equivalent to the dividends declared by the combined company with respect to its common stock. Eligibility to receive Exchangeable Shares will be subject to certain Canadian residency restrictions and tax statuses.

The Arrangement Agreement additionally makes provision for the conversion or amendment of other outstanding Meta securities, including options, deferred share units and warrants, such that they will be exercisable for shares of the common stock of the combined company, in each case with adjustments based on the Exchange Ratio.

Immediately following the Effective Time, based on the Exchange Ratio, the former shareholders of Meta are anticipated to own approximately 75% of the economic and voting interest of the combined company, with current Torchlight stockholders holding approximately 25% economic and voting interest. Following the Effective Time, the combined company’s board of directors will be comprised of seven directors, with five of such directors to be nominees of Meta, one to be jointly nominated by Meta and Torchlight and one director to be a nominee of Torchlight, subject to the reasonable approval of Meta. Additionally, the current management of Torchlight will resign and be replaced by George Palikaras as Chief Executive Officer and Kenneth Rice as Chief Financial Officer.

The Arrangement Agreement also provides that Torchlight is to submit to its stockholders a proposal to approve the issuance of stock under the Arrangement Agreement and amend Torchlight’s articles of incorporation to effect a reverse split (the “Reverse Split”), to maintain compliance with the listing standards of Nasdaq.

Following the Reverse Split, and prior to the Effective Time, Torchlight will declare and issue a dividend, on a pro rata basis, of shares of Series A preferred stock (the “Series A Preferred Stock”), to the holders of its common stock. Following the Effective Time, the holders of the Series A Preferred Stock will be entitled to a dividend based on the net proceeds of the sale of any assets that are used or held for use in our oil and gas exploration business (the “O&G Assets”), subject to certain holdbacks. Such asset sales must occur prior to the earlier of (i) December 31, 2021 or (ii) the date which is six months from the closing of the Arrangement (the “Sale Expiration Date”). Following the Sale Expiration Date, subject to certain conditions, the combined company will effect a spin-off of any remaining O&G Assets with the Series A Preferred Stock holders to receive their pro rata equity interest in the spin-off entity.

The transaction has been unanimously approved by the board of directors of Meta, and shareholders representing 48.06% of Meta’s common shares have entered into voting and support agreements in connection with the Arrangement. The transaction has also been unanimously approved by our board of directors, and stockholders representing 19.74% of our common stock have entered into voting and support agreements in connection with the Arrangement.

The consummation of the Arrangement is subject to certain closing conditions, including without limitation the requirement that (i) prior to the effective time of the Arrangement, we raise gross proceeds of at least $10 million through the issuance of common stock or securities convertible into or exercisable for common stock, less the aggregate principal amount and accrued interest on certain loans that we have made to Meta (the “Pre-Closing Financing”) which condition has been met (ii) all of our debt is converted into shares of our common stock or repaid in full, with certain exceptions available and (iii) the shares issuable in connection with the arrangement have been approved for listing on Nasdaq. Other closing conditions include without limitation the receipt of all required approvals from our stockholders and Meta’s shareholders and from the Ontario Superior Court of Justice (Commercial List) (the “Court”) and all other required regulatory approvals, as well as other customary closing conditions, including the absence of a material adverse effect with respect to either us or Meta. As of the date of this prospectus all of our notes payable have been retired.

The Arrangement is expected to close in the first half of 2021 and is to be implemented by way of an arrangement under the Business Corporations Act (Ontario). The Arrangement Agreement provides for customary representations, warranties and covenants, including covenants of each party to (i) subject to certain exceptions, carry on its business in the ordinary course of business consistent with past practice during the period between the execution of the Arrangement Agreement and the Effective Time and (ii) not solicit any alternate transactions or, subject to certain exceptions, to engage in any discussions or negotiations with respect thereto. Subject to certain terms and conditions, the Arrangement Agreement may be terminated by either party after June 18, 2021, and if the Arrangement Agreement is terminated prior to that date by either party as a result of obtaining a superior proposal from a third party, such terminating party is required to pay a termination fee of $2 million.

Under the Arrangement Agreement, we loaned Meta $500,000 on December 16, 2020, in exchange for an unsecured convertible promissory note in substantially the same form as the 8% unsecured convertible promissory note that evidences our loan to Meta of $500,000 on September 20, 2020. On February 18, 2021,

Torchlight loaned to Meta $10,000,000, evidenced by an unsecured convertible promissory note issued by Meta (the “Promissory Note”), substantially in the same form as the previous bridge notes issued by Meta to us, to satisfy Torchlight’s requirement to provide additional bridge financing to Meta pursuant to the Arrangement Agreement. These three bridge loans, including the aggregate principal and unpaid interest, will be included in, and credited against, the funds we are obligated to raise in the Pre-Closing Financing. Upon the closing of the Arrangement, all of the bridge notes will be deemed cancelled and paid in full.

On May 7, 2021, we filed a definitive proxy statement for the special meeting of the stockholders in connection with the business combination transaction with Meta. The record date of stockholders entitled to vote is May 5, 2021 and the meeting date is June 11, 2021 (the meeting will be virtual).

RISK FACTORS

Investing in our securities involves a high degree of risk. Before deciding to purchase any of our securities, you should carefully consider the discussion of risks and uncertainties:

•

under the heading “Risk Factors” contained in our Annual Report on Form 10-K for the year ended December 31, 2020 and our Definitive Proxy Statement on Schedule 14A (for the 2021 special meeting of stockholders), which are incorporated by reference in this prospectus; and

•	in any other place in this prospectus, any applicable prospectus supplement as well as in any document that is incorporated by reference in this prospectus.

See the section entitled “Where You Can Find Additional Information” in this prospectus. The risks and uncertainties we discuss in the documents incorporated by reference in this prospectus are those we currently believe may materially affect us. Additional risks and uncertainties that we do not presently know about or that we currently believe are not material may also adversely affect our business. If any of the risks and uncertainties described in this prospectus or the documents incorporated by reference herein actually occur, our business, financial condition and results of operations could be adversely affected in a material way. This could cause the trading price of the common stock to decline, perhaps significantly, and you may lose part or all of your investment.

USE OF PROCEEDS

Unless otherwise specified in an accompanying prospectus supplement, we expect to use the net proceeds from the sale of the securities offered by this prospectus and any accompanying prospectus supplement for general corporate purposes, which may include, among other things:

•	additions to our working capital;

•	capital expenditures;

•	reduction of accounts payable or other corporate obligations; and

•	potential future acquisitions or strategic transactions.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement. We may invest funds not required immediately for these purposes in marketable securities and short-term investments. The precise amount and timing of the application of these proceeds will depend upon our funding requirements and the availability and cost of other funds. We have not determined the amounts we plan to spend on the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of any offering.

PLAN OF DISTRIBUTION

We may sell the securities offered by this prospectus and applicable prospectus supplements in one or more of the following ways from time to time:

•	through underwriters or dealers;

•	through agents;

•	directly to purchasers, including institutional investors and our affiliates;

•	through a combination of any such methods of sale; or

•	through any other methods described in a prospectus supplement.

Any such underwriter, dealer, or agent may be deemed to be an underwriter within the meaning of the Securities Act.

The applicable prospectus supplement relating to the securities will set forth:

•	the offering terms, including the name or names of any underwriters, dealers, or agents;

•	the purchase price of the securities and the estimated net proceeds to us from such sales;

•	any underwriting discounts, commissions, and other items constituting compensation to underwriters, dealers, or agents;

•	any initial public offering price, if applicable;

•	any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers;

•	any delayed delivery arrangements; and

•	any securities exchanges on which the securities may be listed.

If underwriters or dealers are used in the sale, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions:

•	at a fixed price or prices, which may be changed;

•	at market prices prevailing at the time of sale;

•	at prices related to such prevailing market prices; or

•	at negotiated prices.

The securities may be offered to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. Unless otherwise stated in an applicable prospectus supplement, the obligations of underwriters or dealers to purchase the securities will be subject to certain customary closing conditions and the underwriters or dealers will be obligated to purchase all the securities if any of the securities are purchased. Any public offering price and any discounts or concessions allowed or reallowed or paid by underwriters or dealers to other dealers may be changed from time to time.

Securities may be sold directly by us, or through agents designated by us, from time to time. Any agent involved in the offer or sale of the securities in respect of which this prospectus and a prospectus supplement is delivered will be named, and any commissions payable by us to such agent will be set forth, in the prospectus supplement. Unless otherwise indicated in the prospectus supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any agent selling the securities covered by this prospectus may be deemed to be an underwriter as that term is defined in the Securities Act.

If so indicated in the prospectus supplement, we will authorize underwriters, dealers, or agents to solicit offers from certain specified institutions to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to any conditions set forth in the prospectus supplement and the prospectus supplement will set forth the commission payable for solicitation of such contracts. The underwriters and other persons soliciting such contracts will have no responsibility for the validity or performance of any such contracts.

Underwriters, dealers, and agents may be entitled under agreements entered into with us to be indemnified by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution by us to payments which they may be required to make. The terms and conditions of such indemnification will be described in an applicable prospectus supplement. Underwriters, dealers, and agents may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.

Each class or series of securities will be a new issue of securities with no established trading market, other than the common stock, which is listed on NASDAQ. We may elect to list any other class or series of securities on any exchange, other than the common stock, but we are not obligated to do so. Any underwriters to whom securities are sold by us for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any securities.

Certain persons participating in any offering of securities may engage in transactions that stabilize, maintain or otherwise affect the price of the securities offered in accordance with Regulation M under the Exchange Act. In connection with any such offering, the underwriters or agents, as the case may be, may purchase and sell securities in the open market. These transactions may include over-allotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. Stabilizing transactions consist of certain bids or purchases for the purpose of preventing or retarding a decline in the market price of the securities; and syndicate short positions involve the sale by the underwriters or agents, as the case may be, of a greater number of securities than they are required to purchase from us, as the case may be, in the offering. The underwriters may also impose a penalty bid, whereby selling concessions allowed to syndicate members or other broker-dealers for the securities sold for their account may be reclaimed by the syndicate if such securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain, or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and if commenced, may be discontinued at any time. These transactions may be effected on NASDAQ, in the over-the-counter market or otherwise. These activities will be described in more detail in the sections entitled “Plan of Distribution” or “Underwriting” in the applicable prospectus supplement.

The prospectus supplement or pricing supplement, as applicable, will set forth the anticipated delivery date of the securities being sold at that time.

DESCRIPTION OF COMMON AND PREFERRED STOCK

The following is a description of certain provisions relating to our capital stock. For additional information regarding our stock, please refer to our Articles of Incorporation (as amended) and our Amended and Restated Bylaws (“Bylaws”), all of which have previously been filed with the SEC.

General

Our authorized capital stock consists of 150,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of May 14, 2021, there were approximately 145,563,667 shares of common stock outstanding (including 262,001 shares of unvested restricted stock), and no shares of preferred stock designated or outstanding. Additionally, we currently have warrants and stock options outstanding that are exercisable into a total of approximately 8.7 million shares of common stock.

Common Stock

The rights of all holders of the common stock are identical in all respects. Each stockholder is entitled to one vote for each share of common stock held on all matters submitted to a vote of the stockholders. The holders of the common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of legally available funds. The current policy of the Board of Directors, however, is to retain earnings, if any, for reinvestment.

Upon liquidation, dissolution or winding up of the Company, the holders of the common stock are entitled to share ratably in all aspects of the Company that are legally available for distribution, after payment of or provision for all debts and liabilities and after payment to the holders of preferred stock, if any. The holders of the common stock do not have preemptive subscription, redemption or conversion rights under our Articles of Incorporation. Cumulative voting in the election of Directors is not permitted. There are no sinking fund provisions applicable to the common stock. The outstanding shares of common stock are validly issued, fully paid and nonassessable.

The transfer agent for our common stock is American Stock Transfer & Trust Company, LLC.

Our common stock is listed on the NASDAQ Capital Market under the symbol “TRCH.”

Preferred Stock

Our Board of Directors can, without approval of our stockholders, issue one or more series of preferred stock and determine the number of shares of each series and the rights, preferences, and limitations of each series. The following description of the terms of the preferred stock sets forth certain general terms and provisions of our authorized preferred stock. If we offer preferred stock, a more specific description will be filed with the SEC, and the designations and rights of such preferred stock will be described in a prospectus supplement, including the following terms:

•	the series, the number of shares offered, and the liquidation value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rate, the dates on which the dividends will be payable, and other terms relating to the payment of dividends on the preferred stock;

•	the liquidation preference of the preferred stock;

•	the voting rights of the preferred stock;

•	whether the preferred stock is redeemable, or subject to a sinking fund, and the terms of any such redemption or sinking fund;

•	whether the preferred stock is convertible, or exchangeable for any other securities, and the terms of any such conversion or exchange; and

•	any additional rights, preferences, qualifications, limitations, and restrictions of the preferred stock.

The description of the terms of the preferred stock that will be set forth in an applicable prospectus supplement will not be complete and will be subject to and qualified in its entirety by reference to the certificate of designation relating to the applicable series of preferred stock. The registration statement, of which this prospectus forms a part, will incorporate by reference the certificate of designation as an exhibit.

Undesignated preferred stock may enable our board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger, or otherwise and to thereby protect the continuity of our management. The issuance of shares of preferred stock may adversely affect the rights of the holders of our common stock. For example, any preferred stock issued may:

•	rank prior to our common stock as to dividend rights, liquidation preference, or both;

•	have full or limited voting rights; and

•	be convertible into shares of common stock.

As a result, the issuance of shares of preferred stock may:

•	discourage bids for our common stock; or

•	otherwise adversely affect the market price of our common stock or any then existing preferred stock.

Any preferred stock will, when issued, be fully paid and non-assessable.

Anti-Takeover Provisions

Our Bylaws and Nevada law include certain provisions which may have the effect of delaying or deterring a change in control or in our management or encouraging persons considering unsolicited tender offers or other unilateral takeover proposals to negotiate with our board of directors rather than pursue non-negotiated takeover attempts. These provisions include authorized blank check preferred stock, restrictions on business combinations, and the availability of authorized but unissued common stock.

DESCRIPTION OF WARRANTS

We may issue warrants to purchase equity securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and any warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement.

The applicable prospectus supplement will specify the following terms of any warrants in respect of which this prospectus is being delivered:

•	the title of such warrants;

•	the aggregate number of such warrants;

•	the price or prices at which such warrants will be issued;

•	any changes or adjustments to the exercise price;

•

the securities or other rights, including rights to receive payment in cash or securities based on the value, rate, or price of one or more specified commodities, currencies, securities, or indices, or any combination of the foregoing, purchasable upon exercise of such warrants;

•	the price at which, and the currency or currencies in which the securities or other rights purchasable upon exercise of, such warrants may be purchased;

•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;

•	if applicable, the minimum or maximum amount of such warrants that may be exercised at any one time;

•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;

•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;

•	information with respect to book-entry procedures, if any;

•	if applicable, a discussion of any material United States federal income tax considerations; and

•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF UNITS

As specified in the applicable prospectus supplement, we may issue units consisting of one or more shares of common stock, shares of preferred stock, or warrants or any combination of such securities.

The applicable prospectus supplement will specify the following terms of any units in respect of which this prospectus is being delivered:

•

the terms of the units and of any of the common stock, preferred stock, and warrants comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units; and

•	a description of the provisions for the payment, settlement, transfer, or exchange of the units.

DESCRIPTION OF RIGHTS

We may issue rights to purchase our common stock, preferred stock, warrants or units. These rights may be issued independently or together with any other security offered hereby and may or may not be transferable by the person receiving the rights in such offering. In connection with any offering of such rights, we may enter into a standby arrangement with one or more underwriters or other purchasers pursuant to which the underwriters or other purchasers may be required to purchase any securities remaining unsubscribed for after such offering.

Each series of rights will be issued under a separate rights agreement that we will enter into with a bank or trust company, as rights agent, all as set forth in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the certificates relating to the rights and will not assume any obligation or relationship of agency or trust with any holders of rights certificates or beneficial owners of rights. We will file the rights agreement and the rights certificates relating to each series of rights with the SEC, and incorporate them by reference as an exhibit to the registration statement of which this prospectus is a part on or before the time we issue a series of rights.

The applicable prospectus supplement will describe the specific terms of any offering of rights for which this prospectus is being delivered, including the following:

•	the date of determining the stockholders entitled to the rights distribution;

•	the number of rights issued or to be issued to each stockholder;

•	the exercise price payable for each share of preferred stock, common stock or other securities upon the exercise of the rights;

•	the number and terms of the shares of preferred stock, common stock or other securities which may be purchased per each right;

•	the extent to which the rights are transferable;

•	the date on which the holder’s ability to exercise the rights shall commence, and the date on which the rights shall expire;

•	the extent to which the rights may include an over-subscription privilege with respect to unsubscribed securities;

•	if applicable, the material terms of any standby underwriting or purchase arrangement entered into by us in connection with the offering of such rights;

•	any other terms of the rights, including the terms, procedures, conditions and limitations relating to the exchange and exercise of the rights; and

•	any other information we think is important about the rights.

The description in the applicable prospectus supplement of any rights that we may offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate, which will be filed with the SEC. To the extent the information contained in the prospectus supplement differs from this summary description, you should rely on the information in the prospectus supplement.

EXPERTS

The consolidated financial statements incorporated in this prospectus by reference from Torchlight Energy Resources, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2020 have been audited by Briggs & Veselka Co., our independent registered public accounting firm, as stated in its report included in such consolidated financial statements, and have been so incorporated in reliance upon the report of such firm given upon its authority as experts in accounting and auditing. The financial statements of Metamaterial, Inc. incorporated in this prospectus by reference to our Proxy Statement for the 2021 special meeting of stockholders on Schedule 14A, filed on May 7, 2021 have been so incorporated in reliance on the reports of KPMG LLP and Ernst & Young LLP, independent auditors, given on the authority of said firms as experts in auditing and accounting.

LEGAL MATTERS

Ballard Spahr LLP will pass upon the validity of the securities being offered hereby. Any underwriters will be advised about legal matters by their own counsel, who will be named in the applicable prospectus supplement.

37,037,039 Shares of Common Stock

Warrants to Purchase 37,037,039 Shares of Common Stock

PROSPECTUS SUPPLEMENT

June 27, 2022